UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 8, 2017

CME Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 South Wacker Drive, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-930-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2017, the Board of Directors (the “Board”) of CME Group Inc. (the “Company”) amended and restated the Company’s Bylaws (as so amended and restated, the “Bylaws”) to provide the Lead Director with the authority to call a Special Meeting of the Board and to preside over meetings of the Board of Directors in the absence of the Chairman.

The foregoing description of the amendments to the Bylaws is a summary only and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits.

A copy of the Fourteenth Amended and Restated Bylaws of CME Group Inc., effective as of November 8, 2017, is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

November 15, 2017	By:	/s/ Kathleen M. Cronin
Name: Kathleen M. Cronin
Title: Senior Managing Director, General Counsel & Assistant Corporate Secretary